Exhibit 32.1
CERTIFICATION OF THE CEO OF ATARI, INC. PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Atari, Inc. (the “Company”) on Form 10-K for the fiscal year ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Pierce, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ David R. Pierce
	Name:	David R. Pierce
	Title:	Chief Executive Officer

Date: September 18, 2007